UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31254	13-3532663
(State or other Jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
105 Eisenhower Parkway, Roseland, New Jersey 07068
(Address of principal executive offices)
973-461-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (917 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-10.1: THIRD AMENDMENT TO CREDIT AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.
     On December 20, 2006, The BISYS Group, Inc. (“BISYS”) entered into a third amendment (the “Amendment”) to its Credit Agreement dated as of January 3, 2006 (as previously amended, the “Credit Agreement”). The Amendment amends the Credit Agreement to, among other things, provide for a term loan in an aggregate amount of up to $50,000,000 (the “Term Loan”), which may be drawn on or before January 15, 2007. The Term Loan will represent unsecured obligations of the Company and its subsidiary guarantors, and those provisions of the original Credit Agreement requiring that term loan obligations be secured with certain assets of these parties, including the pledge of subsidiary stock, have been eliminated by the Amendment.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the actual agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
Exhibits:
10.1 Third Amendment to Credit Agreement dated as of December 20, 2006, among The BISYS Group, Inc., the lenders party thereto and SunTrust Bank, as Administrative Agent.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.
By:	/s/ Steven J. Kyono
Steven J. Kyono
Executive Vice President, General Counsel & Secretary

Date: December 27, 2006